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                                                                  Exhibit 99.i.2

                                  EXHIBIT i(2)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

     We consent to the references to our firm under the heading "Other Information", and on the back cover page under "Legal Counsel", in the prospectus included in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A for Davis Park Series Trust (File No. 333-46112). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              SUTHERLAND ASBILL & BRENNAN LLP

                              By:  /s/ W. Thomas Conner
                                   ---------------------------------------------
                                    W. Thomas Conner, Esq.